SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

W HOLDING COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)

Commonwealth of Puerto Rico (State of Incorporation or Organization)	66-0573197 (IRS Employer Identification Number)

19 West McKinley Street Mayaguez, Puerto Rico (Address of Principal Executive Offices)	00680 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [x]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

     Securities Act registration statement file number to which this form relates: Not applicable

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Stock, $1.00 Par	New York Stock Exchange
Value Per Share

     Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

     The information required by this Item 1 is set forth under the caption “Description of the Holding Company’s Capital Stock” in W Holding Company, Inc.’s Registration Statement on Form S-4, as amended (File No. 333-76975), which description is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed as part of this Registration Statement:

1.	Certificate of Incorporation of W Holding Company, Inc.*

2.	Certificate of Corporate Resolution designating the terms of W Holding Company, Inc.’s 7.60% Noncumulative Monthly Income Preferred Stock, 2001 Series C.**

3.	Certificate of Corporate Resolution designating the terms of W Holding Company, Inc.’s 7.40% Noncumulative Monthly Income Preferred Stock, 2001 Series D.***

4.	Bylaws of W Holding Company, Inc.

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-4 (SEC File No. 333-76975).

**	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 30, 2001.

***	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 1, 2001.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

W HOLDING COMPANY, INC.

Date:	November 29, 2001	By: /s/ Frank C. Stipes Name: Frank C. Stipes Title: Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1	Certificate of Incorporation of W Holding Company, Inc.*

2	Certificate of Corporate Resolution designating the terms of W Holding Company, Inc.’s 7.60% Noncumulative Monthly Income Preferred Stock, 2001 Series C.**

3	Certificate of Corporate Resolution designating the terms of W Holding Company, Inc.’s 7.40% Noncumulative Monthly Income Preferred Stock, 2001 Series D.***

4	Bylaws of W Holding Company, Inc.

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-4 (SEC File No. 333-76975).

**	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 30, 2001.

***	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 1, 2001.